UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2010

XEROX CORPORATION

(Exact name of registrant as specified in its charter)

New York	001-04471	16-0468020
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

45 Glover Avenue P.O. Box 4505 Norwalk, Connecticut	06856-4505
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 968-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

On February 3, 2010, Xerox Corporation (“Xerox”) filed a Certificate of Amendment to its Certificate of Incorporation (the “Certificate of Amendment”) with the New York Department of State establishing the terms of a new series of Xerox preferred stock designated as Series A Convertible Perpetual Preferred Stock (“Preferred Stock”).

Under the terms of the Preferred Stock, each share of the Preferred Stock may be converted at any time, at the option of the holder, into 89.8876 shares of Xerox common stock, subject to customary anti-dilution adjustments. In addition, the holder will have the right to convert, under certain circumstances, each share of Preferred Stock into shares of Xerox common stock at an increased conversion rate. On or after the fifth anniversary of the issue date, Xerox will have the right, at its option, to cause, under certain circumstances, any or all of the Preferred Stock to be converted into shares of Xerox Common Stock at the then applicable conversion rate. The rights, preferences and privileges of the Preferred Stock are described in the Certificate of Amendment, a summary of which is available in Item 5.03 of Xerox’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 28, 2009, and is incorporated herein by reference.

The foregoing does not purport to be a complete description of the terms of the Preferred Stock, and is qualified in its entirety by reference to Xerox’s Restated Certificate of Incorporation as amended through February 3, 2010, a copy of which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 8.01	Other Events.

On February 5, 2010, at a special meeting of stockholders of Xerox, the stockholders approved the issuance of shares of Xerox common stock required to be issued pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 27, 2009, as amended, by and among Xerox, Boulder Acquisition Corp. (“Merger Sub”) and Affiliated Computer Services, Inc. (“ACS”). Under the terms of the Merger Agreement, ACS will merge with and into Merger Sub, a wholly owned subsidiary of Xerox, upon closing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

(3.1)	Restated Certificate of Incorporation of Registrant filed with the Department of State of the State of New York on November 7, 2003, as amended by Certificate of Amendment to Certificate of Incorporation filed with the Department of State of the State of New York on August 19, 2004, Certificate of Change filed with the Department of State of the State of New York on October 31, 2007, Certificate of Amendment to Certificate of Incorporation filed with the Department of State of the State of New York on May 29, 2008, Certificate of Amendment to Certificate of Incorporation filed with the Department of State of the State of New York on February 13, 2009 and Certificate of Amendment to Certificate of Incorporation filed with the Department of State of the State of New York on February 3, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 5, 2010	XEROX CORPORATION

	By:	/s/ DOUGLAS H. MARSHALL
	Name:	Douglas H. Marshall
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description

(3.1)	Restated Certificate of Incorporation of Registrant filed with the Department of State of the State of New York on November 7, 2003, as amended by Certificate of Amendment to Certificate of Incorporation filed with the Department of State of the State of New York on August 19, 2004, Certificate of Change filed with the Department of State of the State of New York on October 31, 2007, Certificate of Amendment to Certificate of Incorporation filed with the Department of State of the State of New York on May 29, 2008, Certificate of Amendment to Certificate of Incorporation filed with the Department of State of the State of New York on February 13, 2009 and Certificate of Amendment to Certificate of Incorporation filed with the Department of State of the State of New York on February 3, 2010.